 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 14, 2012

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01       Changes in Registrant’s Certifying Accountant

A.
On June 14, 2012, the Company, at the direction of the Board of Directors, dismissed PMB Helin Donovan LLP as its independent accountant.  The directors believed that as the Company transitions the primary place of its financial recordkeeping and accounting functions from Idaho (which was the place of the Company’s headquarters until 2009) to New York City, it was appropriate to move the auditing function from Spokane, Washington to New York City.

During 2010, 2011 and through the date of dismissal in 2012,

a.
There were no disagreements with PMB Helin Donovan LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PMB Helin Donovan LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

b.
PMB Helin Donovan LLP did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist except that in its attestation report as of December 31, 2011, PMB Helin Donovan LLP indicated the Company did not maintain effective internal control over financial reporting as of December 31, 2011 because of the effect of a material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment as of December 31, 2011:

1.	Certain controls over equity were not effective to ensure that all transactions involving equity were recorded in an accurate and timely fashion;

2.	Certain controls were not effective to ensure that all expenses were accurately categorized;

3.	The Company did not have adequate control over the recording and monitoring of purchase orders and accounts receivables; and

4.
There was an insufficient number of personnel with appropriate technical accounting and SEC reporting expertise to perform a timely financial close process, adhere to certain control disciplines, and to evaluate and properly record certain non-routine and complex transactions. This resulted in audit adjustments, which are material in the aggregate and necessary to present the annual audited financial statements in accordance with generally accepted accounting principles. In light of the actual audit adjustments required and the effect on the account balances and related disclosures in the financial statements management determined there is a more than a remote likelihood that material misstatement could occur and not be detected in the Company's interim or annual audited financial statements.

The board of directors acting as audit committee discussed these matters with PMB Helin Donovan LLP and has authorized EisnerAmper to discuss such matters with PMB Helin Donovan LLP.

c.
PMB Helin Donovan LLP did not advise the Company that information had come to the PMB Helin Donovan LLP’s attention that has led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

d.
PMB Helin Donovan LLP did not advise the Company of the need to expand significantly the scope of its audit, or that information has come to PMB Helin Donovan LLP’s attention, that, if further investigated, may have:

i.
Materially impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

ii.	Caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements

e.
PMB Helin Donovan LLP did not advise the Company that information has come to PMB Helin Donovan LLP’s attention that it concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report
(including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements),

On June 15, 2012, the Company provided PMB Helin Donovan LLP with a copy of the disclosures made above and requested PMB Helin Donovan LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the registrant above and, if not, stating the respects in which it does not agree.

B.	On June 18, 2012, the Company engaged EisnerAmper LLP as its independent accountant.

The Company has not consulted EisnerAmper, which is headquartered in New York City and has mining expertise, in 2010, 2011, or 2012, regarding:

i.	The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or

ii.
Any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K, there being no such disagreements or reportable events.

ITEM 9.01       Financial Statement and Exhibits

99.1                   Press Release

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	June 19, 2012	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer